Exhibit 99.1
Erickson Reports First Quarter 2015 Results

— First Quarter Performance Exceeded Both Revenue and Adjusted EBITDA Guidance —
— Signed Bell 214 Deal to Accelerate MRO Growth —
— First Quarter Results Reflect Non-Cash Charges of $57.0 million —

PORTLAND, Ore.-(BUSINESS WIRE) — May 11, 2015 — Erickson Incorporated (NASDAQ:EAC) (“Erickson,” the “Company,” “we,” “us” and “our”), a leading provider of aviation services and products to a worldwide mix of commercial and government customers, today announced first quarter 2015 financial results.

Jeff Roberts, Chief Executive Officer of Erickson, commented, “I am pleased to have joined the Erickson team in April and look forward to leading the Company as we become the preeminent operator in utility airlift and support. Our first quarter performance exceeded both our Revenue and Adjusted EBITDA guidance. This is a significant accomplishment, but we cannot be satisfied with it. We continue to be focused on the need to grow our revenue, improve our cost structure and drive significant, sustainable free cash flow. We are taking strategic actions and making investments in our business to improve results.”

Recent Developments

•	On January 1, 2015, we established new reportable operating segments to assess performance by type of customer and end market.

•
In February, we entered into an exclusive MRO relationship with Bell Helicopter, a division of Textron, Inc. (NYSE:TXT), to provide parts and maintenance support for the globally deployed fleet of Bell 214-ST and 214-B helicopters.

•
In February, we received a production certificate from the FAA to manufacture engine parts for the Pratt & Whitney JT12 and JFTD12 engines. This certificate establishes us as the OEM for these engines and allows us to manufacture and sell engine parts to external customers.

•
In April, we were selected to support two international infrastructure projects in emerging markets: a critical water diversion project in the Philippines and a pipeline construction project in Mexico, a first for our construction services platform in Mexico.

•	In April, we successfully renewed key firefighting contracts with the US Forest Service for 2015, extending the deployment of all eight Aircranes.

•	In April, we renewed our key contract for timber harvesting with the Canadian heavy lift operator, Helifor Canada.

First Quarter Results
Revenue for the quarter ended March 31, 2015 was $66.2 million, a decline of $8.0 million, or 10.8%, compared to prior year. The Company benefited from year-over-year growth in its Manufacturing & MRO business; these gains were more than offset by continued softness in Government and Commercial.

•
Manufacturing & MRO revenues increased to $7.0 million as compared to $2.7 million in the prior year period, reflecting the increased contribution from the Company’s Trade group and the part sales to support global fleet of Bell 214 helicopters.

•
Government Aviation Services revenues decreased to $32.9 million as compared to revenues of $41.5 million in the prior year period, driven primarily by the continued reduction of operational tempo in Afghanistan.

•
Commercial Aviation Services revenues decreased to $26.3 million as compared to $29.9 million in the prior year period, driven primarily by a less intense firefighting season in Australia and Turkey, partially offset by gains in South America reflecting contract timing with the new customers in Peru and Ecuador, which commenced in late 2014.

During the first quarter, the Company performed an impairment review of goodwill. As a result, the Company was required to record an impairment charge of $49.8 million. This non-cash, non-operational charge has been excluded from the adjusted results for the quarter. The Company also reviewed the aircraft in the fleet and designated several as available for sale, resulting in a non-cash asset impairment charge of $7.1 million during the quarter.
First quarter 2015 operating loss increased to $65.2 million as compared to the prior year level of $2.8 million; adjusted operating loss, which excludes acquisition, integration and restructuring expenses, as well as non-cash asset impairment, increased to $6.7 million, as compared to adjusted operating loss of $2.0 million in the prior year period.
Net loss in the first quarter of 2015 increased to $75.0 million, or $(5.42) per diluted share, compared to $7.6 million, or $(0.55) per diluted share, in the prior year period; adjusted net loss increased to $9.9 million, or $(0.71) per diluted share as compared to $7.1 million or $(0.52) per diluted share in the prior year.
First quarter Adjusted EBITDA was $2.2 million as compared to the break-even guidance. The prior year period Adjusted EBITDA was $5.8 million. Adjusted EBITDAR was $6.7 million in the first quarter of 2015 as compared to $10.7 million in the prior year’s first quarter.
During the first quarter of 2015, the Company reduced capital spending to $5.7 million as compared to $17.5 million in the prior year period.
As of March 31, 2015, the Company had $103.9 million drawn on its revolving credit facility (excluding the letters of credit) and $2.9 million in cash on its balance sheet.
About Erickson Incorporated
Erickson is a leading global provider of aviation services specializing in oil and gas, government services, legacy aircraft MRO and manufacturing, and commercial services such as firefighting, HVAC, power line, specialty, construction, and timber harvesting. Erickson operates a fleet of approximately 80 rotary-wing (light, medium, and heavy) and fixed-wing aircraft, including 20 heavy-lift S-64 Aircranes. Founded in 1971, Erickson is headquartered in Portland, Oregon, USA, and maintains operations in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit www.ericksonaviation.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include: that we do not realize the benefits from the recently completed the acquisitions of both Evergreen Helicopters and Air Amazonia and we may not realize the benefits of these acquisitions on a timely basis or at all; our ability to integrate these businesses successfully or in a timely and cost-efficient manner; our ability to successfully expand these businesses, enter new markets and manage international expansion; that we do not have extensive operating history in the aerial services segments, in the geographic areas, or with the types of aircraft historically operated by Evergreen Helicopters and Air Amazonia; that the anticipated reduction in troops in Afghanistan in the near-term may adversely affect us; that we operate in certain dangerous and war-affected areas, which may result in hazards to our fleet and personnel; the hazards associated with our helicopter operations, which involve significant risks and which may result in hazards that may not be covered by our insurance or may increase the cost of our insurance; our safety record; our substantial indebtedness; that we and our subsidiaries may still incur significant additional indebtedness; our failure to obtain any required financing on favorable terms; compliance with debt obligations, which could adversely affect our financial condition and impair our ability to grow and operate our business; cancellations, reductions or delays in customer orders; our ability to collect on customer receivables; weather and seasonal fluctuations that impact aerial services activities; competition; reliance on a small number of large customers; the impact of short-term contracts; the availability and size of our fleet; the impact of government spending; the impact of product liability and product warranties; the ability to attract and retain qualified personnel; the impact of environmental and other regulations, including FAA regulations and similar international regulations; our ability to accurately forecast financial guidance; our ability to convert backlog into revenues and appropriately plan expenses; worldwide economic conditions (including conditions in Greece, Italy and the other geographic areas in which we operate); our reliance on a small number of manufacturers; the necessity to provide components or services to owners and operators of aircraft; our ability to effectively manage our growth; our ability to keep pace with changes in technology; our ability to adequately protect our intellectual property; our ability to successfully enter new markets and manage international expansion;

our ability to expand and market manufacturing and maintenance, repair and overhaul services; the potential unionization of our employees; the fluctuation in the price of fuel; the impact of changes in the value of foreign currencies; and the risks of doing business in developing countries and politically or economically volatile areas; as well as other risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, or Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as well as the other reports we file with the SEC from time to time.
You should not place undue reliance on any forward-looking statements. Erickson assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.
Conference Call
The Company will hold a conference call to discuss its earnings results for the first quarter ended March 31, 2015 on May 11, 2015 at 4:30 p.m. Eastern Time with prepared remarks by Jeff Roberts, the Company’s President and Chief Executive Officer, and Eric Struik, the Company’s Chief Financial Officer, to be followed by a question and answer session for the investment community. A live webcast of the call can be accessed at investors.ericksonaviation.com. To access the call, dial toll-free 1-888-438-5525 or 1-719-325-2402 (international). The pass code is 7688329.
To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 7688329. The replay will be available beginning at 7:30 p.m. ET on May 11, 2015, and will last through 11:59 p.m. ET May 25, 2015.
This conference call will also be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://investors.ericksonaviation.com/. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.
— FINANCIAL TABLES FOLLOW —

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$2,874	$5,097
Restricted cash	518	567
Accounts receivable, net of allowances for doubtful accounts of $188 and $739 in 2015 and 2014, respectively	51,932	44,350
Inventory	9,153	—
Prepaid expenses and other current assets	8,783	8,780
Income tax receivable	739	677
Deferred tax assets	1,286	1,230
Total current assets	75,285	60,701
Aircraft support parts, net	138,898	137,593
Assets held for sale	8,350	—
Aircraft, net	115,099	128,221
Property, plant and equipment, net	117,127	120,635
Goodwill	164,550	215,241
Other intangible assets, net	19,413	20,053
Other non-current assets	21,932	23,077
Total assets	$660,654	$705,521
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,149	$19,844
Current portion of long-term debt	3,793	4,144
Accrued and other current liabilities	35,612	19,034
Income tax payable	—	315
Deferred tax liabilities	—	884
Total current liabilities	56,554	44,221
Long-term debt	12,185	12,751
Long-term revolving credit facilities	103,925	89,339
Long-term notes payable	355,000	355,000
Other long-term liabilities	19,513	13,181
Uncertain tax positions	6,581	6,313
Deferred tax liabilities	3,412	3,703
Total liabilities	557,170	524,508
Stockholders’ equity:
Common stock; $0.0001 par value; 110,000,000 shares authorized; 13,823,818 and 13,823,818 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	181,163	181,018
Retained earnings (accumulated deficit)	(73,158)	1,812
Accumulated other comprehensive loss, net of tax	(5,012)	(2,544)
Total stockholders’ equity attributable to Erickson Incorporated	102,994	180,287
Noncontrolling interest	490	726
Total stockholders’ equity	103,484	181,013
Total liabilities and stockholders’ equity	$660,654	$705,521

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenues:
Government Aviation Services	$32,875	$41,533
Commercial Aviation Services	26,253	29,906
Manufacturing & MRO	7,034	2,745
Total revenues	66,162	74,184
Cost of revenues:
Government Aviation Services	28,513	35,220
Commercial Aviation Services	30,940	29,610
Manufacturing & MRO	5,335	1,828
Total cost of revenues	64,788	66,658
Gross profit	1,374	7,526
Operating expenses:
General and administrative	6,938	6,797
Research and development	878	1,318
Selling and marketing	1,755	2,234
Impairment of goodwill	49,823	—
Other asset impairment	7,143	—
Total operating expenses	66,537	10,349
Operating loss	(65,163)	(2,823)
Other income (expense):
Interest expense, net	(9,212)	(8,753)
Other expense, net	(1,325)	(519)
Total other income (expense)	(10,537)	(9,272)
Net loss before income taxes and noncontrolling interest	(75,700)	(12,095)
Income tax benefit	(617)	(4,570)
Net loss	(75,083)	(7,525)
Less: Net (income) loss related to noncontrolling interest	113	(69)
Net loss attributable to Erickson Incorporated and common stockholders	$(74,970)	$(7,594)
Net loss	$(75,083)	$(7,525)
Other comprehensive loss:
Foreign currency translation adjustment	(2,591)	330
Comprehensive loss	(77,674)	(7,195)
Comprehensive (income) loss attributable to noncontrolling interest	236	(69)
Comprehensive loss attributable to Erickson Incorporated	$(77,438)	$(7,264)
Net loss per share attributable to common stockholders
Basic	$(5.42)	$(0.55)
Diluted	$(5.42)	$(0.55)
Weighted average shares outstanding
Basic	13,823,818	13,789,426
Diluted	13,823,818	13,789,426

ERICKSON INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(75,083)	$(7,525)
Adjustments to reconcile loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,818	7,953
Impairment of goodwill	49,823	—
Other asset impairment	7,143	—
Deferred income taxes	(1,418)	(3,984)
Non-cash interest expense on debt	177	37
Stock-based compensation	145	160
Amortization of debt issuance costs	624	621
Loss (gain) on sale of equipment	6	(130)
Changes in operating assets and liabilities:
Accounts receivable	(8,059)	13,876
Inventory	(9,153)	—
Prepaid expenses and other current assets	(224)	(599)
Income tax receivable	263	(785)
Aircraft support parts, net	(1,523)	(7,864)
Other non-current assets	2,390	1,545
Accounts payable	(2,205)	1,995
Accrued and other current liabilities	17,447	(4,043)
Income tax payable	(601)	943
Other long-term liabilities	3,689	294
Net cash provided by (used in) operating activities	(7,741)	2,494
Cash flows from investing activities:
Purchases of aircraft and property, plant and equipment, net	(5,674)	(17,483)
Restricted cash	(51)	200
Net cash used in investing activities	(5,725)	(17,283)
Cash flows from financing activities:
Proceeds from shareholders, net	—	414
Repayments of subordinated notes	(1,000)	—
Repayments of credit facilities	(34,211)	(24,400)
Borrowings from credit facilities	48,797	39,867
Other long-term borrowings	(48)	—
Payments under capital leases	(140)	—
Debt issuance costs	(70)	(230)
Net cash provided by financing activities	13,328	15,651
Effect of foreign currency exchange rates on cash and cash equivalents	(2,085)	467
Net increase (decrease) in cash and cash equivalents	(2,223)	1,329
Cash and cash equivalents at beginning of period	5,097	1,881
Cash and cash equivalents at end of period	$2,874	$3,210
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,594	$1,269
Cash paid for income taxes, net	$768	$486

Use of Non-GAAP Financial Measures
The Company uses adjusted EBITDA (“Adjusted EBITDA”) in managing our business. We define EBITDA as net income (loss) before interest expense, net, provision for (benefit from) income taxes, and depreciation and amortization. Adjusted EBITDA means, with respect to any fiscal period, our EBITDA, adjusted for, without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary gains, (ii) non-cash items increasing consolidated net earnings (or loss) for such period, excluding any items representing the impact of purchase accounting or the reversal of any accrual of, or cash reserve for, anticipated changes in any period, (iii) non-cash extraordinary losses, (iv) any other non-cash charges reducing consolidated net earnings for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period or amortization of a prepaid cash expense that was paid in a prior period, (v) to the extent not capitalized, (A) non-recurring expenses, fees, costs and charges incurred and funded prior to, on or within 9 months after the closing date in connection with the ABL Revolver and the Evergreen Helicopters acquisition; and (B) expenses incurred and funded prior to, on, or within 2 years of the closing date in connection with the termination of the lease for the location that was the chief executive office of Evergreen Helicopters as of the closing date; and (vi) transaction related expenditures incurred and funded prior to, on or within 9 months of the date of consummation of (A) the Air Amazonia acquisition, (B) any permitted acquisition under the ABL Revolver, or (C) any investment that is permitted pursuant to the ABL Revolver, in the case of each of (A), (B), and (C), that arise out of cash charges related to deferred stock compensation, management bonuses, strategic market reviews, restructuring, retention bonuses, consolidation, severance or discontinuance of any portion of operations, termination of the lease for the headquarters of Evergreen Helicopters, employees or management of the target of such permitted acquisition, accrued vacation payments and working notices payments and other non-cash accounting adjustments. We have further adjusted EBITDA for continued acquisition and integration costs beyond the nine months defined by our Revolving Credit Facility agreement and the restructuring costs associated with exiting the Malaysian timber harvesting market and right-sizing of our business.
The Company also uses adjusted EBITDAR in managing our business. Adjusted EBITDAR is determined by adding aircraft lease expense to adjusted EBITDA. We present Adjusted EBITDAR because we believe this provides us with a more comparable measure for managing our business.
The Company also uses adjusted net income (loss), adjusted operating income (loss), and adjusted net income (loss) per share, in managing our business. We define adjusted operating income (loss) as operating income (loss) attributable to the Company, adjusted to exclude the effect of acquisition, impairment, restructuring, integration and related expenses. We define adjusted net income (loss) as net income (loss) attributable to the Company, adjusted to exclude the effect of acquisition and integration related expenses and related tax effects. We define adjusted net income (loss) per share in the same manner, divided by the same number of shares of common stock used in calculating GAAP net income (loss) per share. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and should not be considered measures of the Company’s liquidity. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future.
The following tables reconcile the non-GAAP financial measures appearing in this press release to the most directly comparable GAAP measures:

	Three Months Ended March 31,
(Dollars in thousands)	2015	2014
EBITDA, Adjusted EBITDA and Adjusted EBITDAR Reconciliation:
Net loss attributable to Erickson Incorporated	$(74,970)	$(7,594)
Interest expense, net	9,212	8,753
Tax benefit	(617)	(4,570)
Depreciation and amortization	8,818	7,953
Amortization of debt issuance costs	624	621
EBITDA	$(56,933)	$5,163
Acquisition and integration related expenses	—	791
Non-cash unrealized mark-to-market foreign exchange (gains) losses	436	(217)
Non-cash charges from awards to employees of equity interests	145	160
Non-cash goodwill impairment loss	49,823	—
Non-cash other asset impairment losses	7,143	—
Restructuring costs	1,545	—
Loss (gain) on sale of equipment	6	(130)
Adjusted EBITDA	$2,165	$5,767
Aircraft lease expenses	4,517	4,959
Adjusted EBITDAR	$6,682	$10,726

	Three Months Ended March 31,
(Dollars in thousands)	2015	2014
Operating Loss and Adjusted Operating Loss Reconciliation
Operating loss	$(65,163)	$(2,823)
Acquisition and integration related expenses	—	791
Non-cash goodwill impairment loss	49,823	—
Non-cash other asset impairment losses	7,143	—
Restructuring costs	1,545	—
Adjusted operating loss	(6,652)	(2,032)
Net Loss and Adjusted Net Loss Reconciliation
Net loss attributable to Erickson Incorporated	$(74,970)	$(7,594)
Acquisition and integration related expenses	—	791
Non-cash goodwill impairment loss	49,823	—
Non-cash other asset impairment losses	7,143	—
Restructuring costs	1,545	—
Effect of normalized tax rate on operating results (assumed 40% rate)	7,202	—
Tax effect of acquisition and integration related expenses, and restructuring costs (assumed 40% rate)	(618)	(316)
Net impact of acquisition and integration related expenses, impairment losses, restructuring costs, and normalized tax rate on net income	65,095	475
Adjusted net loss attributable to Erickson Incorporated	$(9,875)	$(7,119)
Net Loss Per Share Attributable To Common Stockholders and Adjusted Net Loss Per Share Attributable to Common Stockholder Reconciliation
Net loss attributable to common stockholders	$(74,970)	$(7,594)
Adjusted net loss attributable to Erickson Incorporated	$(9,875)	$(7,119)
Weighted average shares outstanding
Basic	13,823,818	13,789,426
Diluted	13,823,818	13,789,426
Adjusted net loss per share attributable to Erickson Incorporated
Basic	$(0.71)	$(0.52)
Diluted	$(0.71)	$(0.52)